Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-188040 and No. 333-209760) and Form S-8 (No. 333-197977 and No. 333-186544) of Customers Bancorp, Inc. of our reports dated March 8, 2017, relating to the consolidated financial statements and the effectiveness of Customers Bancorp, Inc.'s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania
March 8, 2017